                               Maurice Schoenwald
                            5270 Gulf of Mexico Drive
                           Longboat Key, Florida 34228
                                    ATTORNEY

Florida:                                                           Admitted:
Phone 1 941-383-4444                                               New York 1947
New York:                                                          Florida 1978
1 631-968-4455

                               OPINION OF COUNSEL

To the Shareholders and Directors of
New Alternatives Fund, Inc.:

I am an Attorney at Law licensed to practice in the State of New York.

I have examined the Charter, By-Laws, Stock Certificates, Prospectus and
Registration Statement of NEW ALTERNATIVES FUND, INC.

I certify that when the shares are sold, they will be fully paid, non-assessable and legally issued.

New York, NY
April 27, 2006

                                            /S/   __________________________
                                                  MAURICE L. SCHOENWALD